UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 20, 2019

Date of Report (Date of earliest event reported)

EVIO, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-12350	47-1890509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2340 W. Horizon Ridge Pkwy, Suite 120, Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (541) 633-4568

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On March 20, 2019, Greenhaus Analytical Labs, LLC dba EVIO Labs Portland (“EVIO Labs Portland”), a subsidiary of EVIO, Inc. (the “Company”), received a notice (the “Notice”) from the Oregon Liquor Control Commission (the “OLCC”) alleging that EVIO Labs Portland failed to test marijuana items in a manner consistent with its accreditation by the Oregon Health Authority. The alleged violations supposedly occurred in December, 2017 and January, 2018.  The OLCC has recommended cancellation of EVIO Labs Portland’s state cannabis testing license as a result of the alleged violation. The Company, EVIO Labs Portland and certain of the Company’s officers and directors are all considered “Licensees” subject to sanctions in accordance with the Notice. The Company also received a notice of warning for alleged failure to have its security cameras continuously record for 24/7.

The Company and EVIO Labs Portland intend to aggressively defend EVIO Labs Portland in any proceedings brought as a result of such allegations and intend to request a hearing and exercise all other rights available under Oregon law, including appeal to state court if necessary. However, the Company is hopeful that because the alleged violations are over a year old and EVIO Labs Portland is currently operating in compliance, it will be able to negotiate a settlement with the OLCC.

Notwithstanding, if EVIO Labs Portland were to lose it license, management believes that the Company could transfer the assets and employees from the Portland location to its EVIO Labs Medford location with minimal interruption in operations. In such an event, the Company, like the other licensed testers in Oregon, would serve clients from a single location. The Company believes Oregon operations could be consolidated to its Medford location without significant long-term revenue loss (some revenue loss could be experienced during transition); however, the effect of a loss of license on future revenues or opportunities cannot be known and is speculative at this time.

The Company has been advised that if EVIO Labs Portland were to lose its license, it would be unlikely that any affiliate of the Company would be issued a new license in Oregon for at least two years. In addition, given the Notice and the settlement with the OLCC reported by the Company in its Current Report filed with the Securities and Exchange Commission on January 18, 2019, the Company could be prevented from obtaining licenses in new jurisdictions in which it desires to enter, which would be dependent on the specific rules and regulations of each jurisdiction. In addition, because certain officers of the Company made admissions in the settlement to allowing violations by employees, the Company could be required to terminate or reposition these officers in order to qualify for a particular license in the future.

As the legal cannabis industry is new and emerging, the Company is constantly revising its best practice management plan. It believes it has now taken appropriate steps to amend its practices in order to ensure compliance with applicable rules and regulations.

Forward- Looking Statements

Statements contained in this current report that are not statements of historical fact are intended to be and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. The Company undertakes no obligation to update or revise this current report to reflect future developments except as otherwise required by the Securities Exchange Act of 1934.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVIO, INC.

Date: March 28, 2019	By:	/s/ William Waldrop
William Waldrop Chief Executive Officer

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